SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2004

SALEM COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-26497	77-0121400
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (805) 987-0400

Not applicable

(Former name or former address, if changed since last report)

Item 9.	Regulation FD Disclosure.

On April 29, 2004, Salem Communications Corporation (the “Company”) announced the pricing of a public offering of 3,100,000 shares of its Class A common stock, par value $.01 per share, 2,325,000 shares of which are being sold by the Company and 775,000 shares of which are being sold by certain selling stockholders, at a public offering price of $30.00 per share. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: April 29, 2004	By:	/s/ Evan Masyr

Evan Masyr Vice President of Accounting and Corporate Controller

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 29, 2004

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